THIS LETTER OF TRANSMITTAL IS FOR USE ONLY IN CONJUNCTION WITH THE PLAN OF

ARRANGEMENT INVOLVING BOARDWALK EQUITIES INC., BOARDWALK PROPERTIES
COMPANY LIMITED AND THE SECURITYHOLDERS OF BOARDWALK EQUITIES INC.

LETTER OF TRANSMITTAL

FOR HOLDERS OF COMMON SHARES

of
BOARDWALK EQUITIES INC.

Please read the Instructions set out below carefully before completing this Letter of Transmittal.

TO:           BOARDWALK EQUITIES INC.

AND TO:     COMPUTERSHARE TRUST COMPANY OF CANADA, AS DEPOSITARY

      This Letter of Transmittal (the “Letter of Transmittal”) is for use by registered holders of common shares (“Common Shares”) of Boardwalk Equities Inc. (the “Corporation”), other than Boardwalk Properties Company Limited and its affiliates, in connection with the proposed plan of arrangement (“Plan of Arrangement”) involving the Corporation, Boardwalk Properties Company Limited and the securityholders of Boardwalk pursuant to an Acquisition and Arrangement Agreement dated January 9, 2004, a summary of which is set out in the Management Information Circular (“Circular”) of the Corporation dated        ●       , 2004. Capitalized terms used but not defined in this Letter of Transmittal shall have the meanings given to them in the Circular. Non-registered holders of Common Shares should contact their nominees (i.e. broker, trust company, bank or other registered holder) which holds their Common Share certificates on their behalf to arrange for their exchange.

      The undersigned delivers to you the enclosed certificate(s) representing Common Shares to be exchanged for certificate(s) representing units (“REIT Units”) of Boardwalk Real Estate Investment Trust (“Boardwalk REIT”) pursuant to and in accordance with the Plan of Arrangement described in the Circular. In order to receive certificates for REIT Units, registered holders of Common Shares must properly complete and execute this Letter of Transmittal and deliver this Letter of Transmittal, together with the certificate(s) representing the Common Shares to be surrendered, to the Depositary at the appropriate address set forth on the last page of this Letter of Transmittal (or as otherwise approved by the Corporation).

DESCRIPTION OF CERTIFICATES DEPOSITED

Certificate		Number of
Number(s)	Name in which Common Shares are Registered	Common Shares

TOTAL:

(If space is not sufficient, please attach a list in the above form.)

      Unless otherwise indicated under Special Payment Instructions or Special Delivery Instructions on the following page (in which case payment or delivery should be made in accordance with those instructions), the certificate(s) for the REIT Units (and cheque, if applicable), should be issued in the name of the undersigned and forwarded to the undersigned at the address specified below the signature of the undersigned (or if no such address or delivery instructions are made, to the latest address of record on Boardwalk’s share register). If the Plan of Arrangement is not completed and the Acquisition and Arrangement Agreement is terminated or Boardwalk terminates its obligations thereunder pursuant to its terms, the undersigned directs the Depositary to return the enclosed certificate(s) in accordance with the instructions in the preceding sentence.

      Notice to Shareholders Resident in the State of New York: Boardwalk REIT does not intend to file a written statement regarding the REIT Units with the New York Department of Law or otherwise comply with the applicable New York laws regulating the issuance and sale of the REIT Units. Therefore, the Corporation will direct that the REIT Units which would otherwise be delivered to any person who is or appears to be, or who the Corporation or the Depositary have reason to believe is, a resident of the State of New York will instead be delivered to the Depositary which will sell such REIT Units through the Toronto Stock Exchange or otherwise and remit the proceeds of sale, in Canadian dollars and net of commissions, pro rata to the persons entitled thereto. For more details, see “Information for United States Shareholders — Notice to Residents of the State of New York” in the Circular.

The undersigned:

1.	represents and warrants that the undersigned is the legal owner of the above listed Common Shares and has good title to the rights represented by the above mentioned certificates, free and clear of all liens, charges, encumbrances, claims and equities and together with all rights and benefits, and has full power and authority to deliver such certificates;

2.	represents and warrants that the certificate(s) described below, together with any other certificates submitted with a separate Letter of Transmittal as required by the attached instructions, represent(s) all of the Common Shares owned by the undersigned;

3.	represents and warrants that it is resident in the jurisdiction set out as “Address of Shareholder” below, and further represents and warrants that it has accurately completed Box D below;

4.	represents and warrants that, if it is a U.S. holder (as defined in the Circular), it has accurately completed the Substitute Form W-9 in Box E below;

5.	acknowledges receipt of the Circular dated ● , 2004;

6.	directs the Depositary to issue or cause to be issued the REIT Units (and/or cheque, if applicable) to which the undersigned is entitled on completion of the Plan of Arrangement in the name indicated below, and to send the REIT Units (and/or cheque, if applicable) to the address, or hold the same for pickup, as indicated in the Letter of Transmittal;

7.	covenants and agrees to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the exchange of certificate(s) representing Common Shares for certificate(s) representing REIT Units; and

8.	acknowledges that all authority conferred or agreed to be conferred by the undersigned herein may be exercised during any subsequent legal incapacity of the undersigned and shall survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Remainder of page intentionally left blank.]

Signature guaranteed by (if required under item 5 of the Instructions):	Dated: ------------------------------ , 2004

Authorized Signature	Signature of Shareholder or Authorized Representative (see items 3 and 5 of the Instructions)

Name of Guarantor (please print or type)	Address of Shareholder

Address of Guarantor (please print or type)	Telephone Number of Shareholder
Facsimile Number of Shareholder

Name of Shareholder (please print or type)

Name of Authorized Representative, if applicable (please print or type)

BOX A
SPECIAL PAYMENT INSTRUCTIONS
(See Instruction 2)

      To be completed only if the certificate(s) for the REIT Units and cheque(s) for the amount payable for any distributions payable on the REIT Units (if applicable) are NOT to be issued in the name of the undersigned.

In the Name of:

(please print)

Address:

(include postal or zip code)

Telephone Number (during business hours)

BOX B

SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 2)

      To be completed only if the certificate(s) for the REIT Units and cheque(s) for the amount payable for any distributions payable on the REIT Units (if applicable) are to be sent to a name or an address other than the name and address of the undersigned specified below the signature of the undersigned.

In the Name of:

(please print)

Address:

(include postal or zip code)

BOX C

☐	Check here if the Certificate(s) for the REIT Units and cheque(s) for the amount payable for any distributions payable thereon are to be held for pick-up at the office of the Depositary at which this Letter of Transmittal is deposited.

BOX D

      The registered holder of Common Shares signing this Letter of Transmittal certifies that, to the best of its knowledge, either (please check one box):

☐	the beneficial owners of the Common Shares that the registered holder is enclosing with this Letter of Transmittal (including the registered holder, if holding for its own account) are not as of the date hereof, and will not be as of the Effective Date, residents of the State of New York;

OR

☐	some or all of the beneficial owners of the Common Shares that the registered holder is enclosing with this Letter of Transmittal are residents of the State of New York and such New York residents beneficially own the following number of Common Shares in the aggregate ;

BOX E
SUBSTITUTE FORM W-9
(See Instruction 4)
To be completed only by U.S. Holders (as defined in the Circular).

SUBSTITUTE FORM W-9	PART 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR Employer Identification Number(s)

Department of the Treasury Internal Revenue Service	PART II — EXEMPT FROM BACKUP WITHHOLDING ☐	PART IV — Awaiting TIN ☐

Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification	PART III — CERTIFICATION
(Under Penalties of Perjury), I certify that:

(1) The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me),

(2) I am not subject to backup withholding because (A) I am exempt from backup withholding, (B) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends,

                                                            or

(C) the IRS has notified me that I am no longer subject to backup withholding and

(3) I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS — You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

Signature	Date

Name

Address

City	State

Zip Code

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

          I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number, a portion of all reportable payments made to me will be withheld.

Signature ______________________________  Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU IN RESPECT OF YOUR REIT UNITS.

INSTRUCTIONS

1.	Use of Letter of Transmittal.

(a)	This Letter of Transmittal (or a manually executed copy hereof) properly completed and signed as required by the instructions set forth below, together with accompanying certificates representing the Common Shares and all other documents required by the terms of the Plan of Arrangement and this Letter of Transmittal must be received by the Depositary at any of its offices specified on the back page of this document.

(b)	The method used to deliver this Letter of Transmittal and any accompanying certificates representing Common Shares and all other required documents is at the option and risk of the person depositing the same, and delivery will be deemed effective only when such documents are actually received. It is recommended that the necessary documentation be hand delivered to the Depositary at any of their offices specified on the back page of this document, and a receipt obtained. However, if such documents are mailed, it is recommended that registered mail be used and that proper insurance be obtained.

(c)	This Letter of Transmittal is for use only by registered holders of Common Shares. Shareholders whose Common Shares are registered in the name of a nominee should contact their stockbroker, investment dealer, bank, trust company or other nominee for assistance in depositing those Common Shares.

2.	Special Payment and Delivery Instructions. The boxes entitled “Special Payment Instructions” and “Special Delivery Instructions”, as applicable, should be completed if the certificate for the REIT Units to be issued pursuant to the Plan of Arrangement is to be: (a) issued in the name of a person other than the person signing the Letter of Transmittal; (b) sent to someone other than the person signing the Letter of Transmittal or sent to the person signing the Letter of Transmittal at an address other than that appearing below that person’s signature; or (c) held by the Depositary for pick-up. See also Instruction 5 below.

3.	Signatures. This Letter of Transmittal must be completed and signed by the holder of Common Shares or by such holder’s duly authorized representative (in accordance with Instruction 5 below).

(a)	If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such transmitted certificate(s) are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

(b)	If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Common Shares or if REIT Units are to be issued to a person other than the registered holder(s):

(i)	such deposited certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)	the signature(s) on such endorsement or power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 4 below.

4.	Guarantee of Signatures. If this Letter of Transmittal is executed by a person other than the registered owner(s) of the Common Shares, such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

      An “Eligible Institution” means a Canadian schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

5.	Fiduciaries, Representatives and Authorizations. Where this Letter of Transmittal or any certificate or share transfer or power of attorney is executed by a person as an executor, administrator, trustee, guardian, attorney-in-fact or agent or on behalf of a corporation, partnership or association or is executed by any other person acting in a fiduciary or representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. The Depositary, at its discretion, may require additional evidence of authority or additional documentation.

6.	Substitute Form W-9. U.S. Holders (as defined in the Circular) must complete the Substitute Form W-9 in Box E. Under the United States federal income tax law and regulations, unless an exemption applies, 28% of certain payments to a holder of REIT Units must be withheld unless the holder provides his or her taxpayer identification number (generally, an employer identification number or social security number) on the Substitute Form W-9 and certifies that such number is correct. Further instructions for completing the Substitute Form W-9 can be obtained from Computershare.

7.	Miscellaneous.

(a)	If the space on this Letter of Transmittal is insufficient to list all certificates for Common Shares, additional certificate numbers and number of Common Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Common Shares are registered in different forms (e.g. “John Doe” and “J. Doe”) a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted. All depositing shareholders by execution of this Letter of Transmittal (or a copy thereof) waive any right to receive any notice by the Depositary.

(d)	The holder of the Common Shares covered by this Letter of Transmittal hereby unconditionally and irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta and the courts of appeal therefrom.

(e)	Additional copies of the Letter of Transmittal may be obtained on request and without charge from the Depositary at any of its offices at the addresses listed on the back page of this document.

8.	Lost Certificates. If a share certificate has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary. The Depositary will respond with the replacement requirements, which must be properly completed and returned prior to effecting the exchange. If a share certificate has been lost or destroyed, please ensure that you provide your telephone number to the Depositary so that they may contact you.

Offices of the Depositary, Computershare Trust Company of Canada

By Mail

Computershare Trust Company of Canada
P.O. Box 7021
31 Adelaide Street East
Toronto, Ontario M5C 3H2
Attention: Corporate Actions
Toll Free: 1-800-564-6253
E-Mail: caregistryinfo@computershare.com

By Registered Mail, Hand or Courier

Calgary Computershare Trust Company of Canada 600, 530 - 8th Avenue SW Calgary, Alberta T2P 3S8 Attention: Corporate Actions	Toronto Computershare Trust Company of Canada 9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 Attention: Corporate Actions